                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         April 13, 1998
                                                --------------------------------



                          Susquehanna Bancshares, Inc.
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Pennsylvania                        0-10674           23-2201716
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(State or Other Jurisdiction        (Commission            (IRS Employer
       of Incorporation)            File Number)           Identification No.)


26 North Cedar Street, Lititz, Pennsylvania                  17543
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code         (717) 626-4721
                                                  ------------------------------


                                Not  Applicable
--------------------------------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report)

Item 5.  Other Events.

On April 13, 1998, Susquehanna Bancshares, Inc. (herein referred to as "SBI" or the "Registrant"), a Pennsylvania business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), entered into an Agreement and Plan of Affiliation with Susquehanna Bancshares West, Inc. ("SBI West"), a Pennsylvania corporation and a wholly-owned subsidiary of SBI, Cardinal Bancorp, Inc. ("Cardinal"), a Pennsylvania corporation registered as a bank holding company under the BHC Act, and First American National Bank of Pennsylvania ("FANBP"), a national banking association and a wholly-owned subsidiary of Cardinal (the "Cardinal Merger Agreement"). On April 16, 1998, SBI entered into an Agreement and Plan of Affiliation with Susquehanna Interim Bank ("SBI Interim Bank"), a Pennsylvania state-chartered bank and a wholly-owned subsidiary of SBI, and First Capitol Bank ("First Capitol"), a Pennsylvania state-chartered bank (the "First Capitol Merger Agreement"). A copy of each of the Cardinal Merger Agreement and the First Capitol Merger Agreement, as well as a copy of each of the Press Release announcing the execution of the Cardinal Merger Agreement and the Press Release announcing the execution of the First Capitol Merger Agreement, are filed as exhibits to this Current Report on Form 8-K.

1.   Cardinal Merger Agreement.  The following is a summary of the terms and
     --------------------------
conditions of the Cardinal Merger Agreement and the merger described therein (the "Cardinal Merger"). This summary is qualified in its entirety by reference to the full text of the Cardinal Merger Agreement which is filed as an exhibit to this Current Report on Form 8-K.

         General.

         Pursuant to the Cardinal Merger Agreement, SBI West will merge with and into Cardinal, with Cardinal as the surviving entity (sometimes referred to as the "Surviving Corporation"), as a result of which Cardinal will become a direct wholly-owned subsidiary of SBI, and FANBP will become a second-tier subsidiary of SBI. The name of the Surviving Corporation will be "Susquehanna Bancshares West, Inc."

         At the effective time of the Cardinal Merger (the "Cardinal Effective
Time), (i) the articles of incorporation and bylaws of SBI West in effect immediately prior to the Cardinal Effective Time will be the articles of incorporation and bylaws of the Surviving Corporation, and (ii) the directors and officers of SBI West immediately prior to the Cardinal Effective Time will be the directors and officers of the Surviving Corporation. At and immediately following the Cardinal Effective Time, the directors of FANBP shall consist of
(a) the persons who were the directors of FANBP immediately prior to the Cardinal Effective Time, and (b) up to two other persons who shall be recommended for appointment by SBI, who shall be reasonably acceptable to the FANBP board and elected to the FANBP board, effective at the Cardinal Closing (as defined below), to hold office until the next annual meeting of FANBP. Additionally, the board of directors of SBI shall elect one person, nominated by the Cardinal board of directors and acceptable to the SBI board in its reasonable discretion, to become a member of the SBI board of directors on the
Cardinal Effective Date.   The Cardinal Merger Agreement further provides that
the President and Chief Executive Officer of SBI propose to the SBI board of directors that the board adopt resolutions providing that upon expiration of the initial term of the person from the Cardinal board elected to the board of directors of SBI, the board of directors of SBI shall nominate and recommend to the shareholders of SBI, at the subsequent SBI annual meeting of shareholders, the election to the board of directors of SBI a member of the board of directors of FANBP who meets the eligibility requirements for directors of SBI, such person to be proposed by the FANBP board and agreed to by SBI, which agreement shall not be unreasonably withheld. Such a resolution was proposed and adopted by the SBI board on April 15, 1998.

     Cardinal Exchange Ratio; Exchange.

     As consideration for all of the outstanding capital stock of Cardinal, SBI has agreed to exchange the outstanding Cardinal common stock, par value $.50 per share (the "Cardinal Common Stock"), for common stock of SBI, par value $2.00 per share (the "SBI Common Stock"), at the exchange rate (the "Cardinal Exchange Ratio") provided in the Cardinal Merger Agreement.

     At the Cardinal Effective Time, each share of Cardinal Common Stock issued and outstanding (other than shares the holders of which are exercising appraisal rights pursuant to the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") and shares held by SBI other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of SBI Common Stock determined in conformity with the Cardinal Exchange Ratio, as set forth below:

     (i) So long as the Average Price Per Share of SBI Common Stock Before the Cardinal Closing (as herein defined) is between or including $34.00 and $40.00, then 1.28 shares of SBI Common Stock (the "Cardinal Merger Consideration") shall be exchanged for each of the outstanding shares of Cardinal Common Stock and the Cardinal Exchange Ratio shall be 1.28. The Average Price Per Share of SBI Common Stock Before the Cardinal Closing (the "Average Closing Price") will be determined by adding the price at which SBI Common Stock is reported to have closed by NASDAQ's NMS (or if SBI Common Stock is not quoted on NASDAQ's NMS then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the second business day preceding the date set for the Cardinal Closing, and dividing such total by ten.

     (ii) If the Average Closing Price is greater than $40.00, then $50,688,000 divided by the Average Closing Price shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock, and the Cardinal Exchange Ratio shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock divided by the total number of shares of Cardinal Common Stock outstanding on the Cardinal Effective Date (defined as the day on which the Cardinal Effective Time for the merger occurs). Notwithstanding the foregoing, Cardinal may terminate the Cardinal Merger Agreement upon written notice within one business day of such determination if the Average Closing Price is greater than $40.00.

     (iii) If the Average Closing Price is less than $34.00, then $43,085,000 divided by the Average Closing Price shall equal the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock, and the Cardinal Exchange Ratio shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding Cardinal Common Stock divided by the total number of shares of Cardinal Common Stock outstanding on the Cardinal Effective Date. Notwithstanding the foregoing, SBI may terminate the Cardinal Merger Agreement upon written notice within one business day of such determination if the Average Closing Price is less than $34.00.

     As of the Cardinal Effective Time, each share of Cardinal Common Stock held by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled, and no exchange or payment will be made with respect thereto.

     The shares of common stock of SBI West and FANBP issued and outstanding immediately prior to the Cardinal Effective Time shall remain outstanding and unchanged after the merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving

Corporation and FANBP, respectively. At such time, all of the capital stock of FANBP will be owned by the Surviving Corporation and all of the shares of the Surviving Corporation will be owned by SBI.

     If prior to the Cardinal Effective Time, the outstanding shares of SBI Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, the Cardinal Exchange Ratio will be adjusted so that each Cardinal shareholder shall be entitled to receive such number of shares of SBI Common Stock as he or she would have been entitled to receive if the Cardinal Effective Time had occurred prior to the happening of such event.

     Within five business days after the Cardinal Effective Time, SBI shall cause to be sent to each person who immediately prior to the Cardinal Effective Time was a holder of record of Cardinal Common Stock, transmittal materials and instructions for surrendering certificates for Cardinal Common Stock in exchange for the number of whole shares of SBI Common Stock to which such person is entitled pursuant to the Cardinal Exchange Ratio.

     No certificates for fractional shares of SBI Common Stock will be issued; rather, SBI will furnish to any holder of Cardinal Common Stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered in accordance with the Cardinal Exchange Ratio.

     Cardinal Stock Option Agreement.

     Concurrently with the execution and delivery of the Cardinal Merger Agreement, as a condition and an inducement to SBI's willingness to enter into the agreement, Cardinal, SBI and SBI West entered into a Stock Option Agreement dated April 13, 1998 (the "Cardinal Stock Option Agreement"), granting SBI an irrevocable option (the "Cardinal Option") to purchase from Cardinal up to that number of shares of Cardinal Common Stock as shall equal 15% of Cardinal's shares of common stock outstanding immediately prior to the purchase, at a purchase price that is the average price per share of Cardinal Common Stock during the five trading days immediately preceding the date of execution of the Cardinal Merger Agreement. The Cardinal Option may be exercised by SBI, in whole or in part, at any time or from time to time after the date of the Cardinal Stock Option Agreement and prior to earlier to occur of (i) the Cardinal Effective Time, or (ii) upon a Purchase Event (as defined below), the date six months following the event, provided that if an exercise notice has been given on or before the expiration of such six month period and the Cardinal Option cannot be exercised on such day because of an injunction or similar court order, the Cardinal Option shall expire on the tenth business day after such injunction or order has been dismissed or withdrawn.

     Under the Cardinal Stock Option Agreement, a Purchase Event means any of the following: (i) any person (other than SBI or a subsidiary of SBI) shall have commenced a tender offer or an exchange offer to purchase Cardinal Common Stock such that, upon consummation of such offer, the person could own or control ten percent or more of the outstanding Cardinal Common Stock; (ii) Cardinal shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than SBI or a subsidiary of SBI) to (a) merge or consolidate with Cardinal or enter into a similar truncation, (b) sell, lease or otherwise dispose of all or substantially all of the assets of Cardinal to such person, or
(c) sell or otherwise dispose of securities representing ten percent or more of the voting power of Cardinal, and as to (a), (b) and (c), the same shall have been scheduled by Cardinal to close within 365 calendar days following the date of termination of the Cardinal Merger Agreement; or (iii) any person (other than SBI or a subsidiary of SBI) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or the right to acquire beneficial ownership, or a new group has been formed which beneficially owns, ten percent or more of the outstanding Cardinal Common Stock.

     The Cardinal Stock Option Agreement also grants SBI certain option share appreciation rights upon a Purchase Event, if requested by SBI and the Cardinal Stock Option Agreement has not expired. Upon such a request, Cardinal must pay to SBI an amount equal to the product of (i) the excess, if any of, (a) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of Cardinal Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of Cardinal Common Stock then outstanding, over (b) the purchase price, multiplied by (ii) the total number of Cardinal Option shares as to which the Cardinal Option has not yet been exercised. If such appreciation rights are paid to SBI, all other rights of SBI under the Cardinal Stock Option Agreement shall be extinguished (but the rights of SBI under the Cardinal Merger Agreement shall not be affected).

     Cardinal Options.

     At the Cardinal Effective Time, all options outstanding and disclosed to SBI in accordance with the terms of the Cardinal Merger Agreement (individually a "Cardinal Option" and collectively, the "Cardinal Options") shall remain outstanding following the Cardinal Effective Time for the remainder of their terms and in accordance with the terms of the respective Cardinal Options. At the Cardinal Effective Time, the Cardinal Options shall, by virtue of the Cardinal Merger and without any action on the part of Cardinal or the holder of any of the Cardinal Options, whether the same shall be vested or exercisable, be assumed by SBI and constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Cardinal Options, a number of shares of SBI Common Stock equal to the product of the Cardinal Exchange Ratio and the number of shares of Cardinal Common Stock subject to such Cardinal Options. The option exercise price per share of SBI Common Stock shall be equal to the option exercise price per share of Cardinal Common Stock divided by the Cardinal Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). From and after the date of the Cardinal Merger Agreement, no additional options of any kind shall be granted by Cardinal, or any or its respective subsidiaries, under any plan, arrangement, agreement or program whatsoever.

     Dividends.

     The Cardinal Merger Agreement provides that Cardinal shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock except in conformity with past practice as to the amount and timing of such dividends, with increases in conformity with past practices.

     Closing; Effective Date; Termination.

     The Cardinal Merger Agreement provides that the closing (the "Cardinal Closing") will occur at such time and place as shall be agreed upon by the parties, but no later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Cardinal Merger, and
(iii) all shareholder approvals required by the parties pursuant to the Cardinal Merger Agreement are received. The Cardinal Merger, and the transactions described by the Cardinal Merger Agreement, will become effective at 11:59 p.m. on the day the articles of merger (the "Cardinal Articles of Merger") are filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The presentation of the certificate for acceptance and filing is subject to the rights of the boards of directors of SBI and Cardinal to terminate the Cardinal Merger Agreement under certain circumstances.

     The Cardinal Merger Agreement provides that, whether before or after its approval by the shareholders of Cardinal, it may be terminated and the transactions contemplated in the Cardinal Merger Agreement abandoned at any time prior to the Cardinal Effective Date (i) by the mutual, written consent of SBI and Cardinal, if the board of directors of each so determines by majority vote of the members of the entire board; (ii) by Cardinal in the event (a) of a material breach by SBI of any representation, warranty, covenant or agreement contained in the Cardinal Merger Agreement which is not cured within 30 days after written notice of such breach is given to SBI by Cardinal or (b) by written notice to SBI that any condition precedent to Cardinal's obligations as set forth in the Article V of the Cardinal Merger Agreement has not been met or waived by Cardinal at such time as such condition can no longer be satisfied, or (c) the board of directors of Cardinal fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2 of the Cardinal Merger Agreement or (d) the board of directors of Cardinal recommends to the shareholders of Cardinal that an Acquisition Proposal (as defined in the Cardinal Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of Cardinal than the Cardinal Merger; (iii) by SBI in the event (a) of a material breach by Cardinal or FANBP of any representation, warranty, covenant or agreement contained in the Cardinal Merger Agreement which is not cured within 30 days after written notice of such breach is given to Cardinal by SBI or (b) any condition precedent to SBI's obligations as set forth in Article V of the Cardinal Merger Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied; (iv) by Cardinal, by giving written notice of such election to SBI within one business day following a determination that the Average Closing Price is greater than $40.00 per share at the time such calculation is required to be made pursuant to the Cardinal Merger Agreement;
(v) by SBI, if it chooses to give written notice of such election within one business day following a determination that the Average Closing Price is less than $34.00 per share; or (vi) by SBI or Cardinal if the Cardinal Merger and the transactions described in the Cardinal Merger Agreement are not consummated by December 31, 1998, unless the parties agree to extend the time by which such closing must occur.

     Waiver; Amendment.

     Prior to the Cardinal Effective Time, any provision of the Cardinal Merger Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Cardinal Merger Consideration or otherwise have the effect of prejudicing the Cardinal shareholders' interest in the Cardinal Merger Consideration following the Cardinal Shareholders' Meeting (as defined in the Cardinal Merger Agreement).

     Conditions Precedent.

     In addition to the approval by the Cardinal shareholders, the Cardinal Merger is contingent upon the satisfaction of a number of conditions, including, among others, (i) all required approvals, consents, or waivers, including without limitation, approval by the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking (the "Department of Banking"), and all applicable statutory waiting periods shall have expired except those approvals for which failure to obtain would not, individually or in the aggregate, have a Materially Adverse Effect (as defined in the Cardinal Merger Agreement) on SBI, SBI West, Cardinal or FANBP; (ii) all other requirements prescribe by law which are necessary to the consummation of the transactions contemplated by the Cardinal Merger Agreement shall have been satisfied; (iii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which would enjoin or prohibit the consummation of the Cardinal Merger, or any litigation or proceeding pending against SBI or Cardinal or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the Cardinal Merger Agreement; (iv) the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental authority which would prohibit, restrict or make illegal consummation of the Cardinal Merger; (v) the Cardinal Merger shall meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the Securities and Exchange Commissions (the "SEC"), (vi) the Registration Statement (as defined in the Cardinal Merger Agreement) shall have been filed by SBI with the SEC under the Securities Act of 1933 (the "Securities Act") and shall have been declared effective prior to the time the Proxy Statement/Prospectus (as defined in the Cardinal Merger Agreement) is first mailed to the shareholders of Cardinal, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued, and the SBI Common Stock to be issued pursuant to the Cardinal Merger Agreement shall have been registered or qualified under the securities or "blue sky" laws in all states in which such action is required;
(vii) a ruling from the Internal Revenue Service, or an opinion of counsel of Morgan, Lewis & Bockius LLP, regarding the tax consequences of the Cardinal Merger, shall have been delivered in accordance with the terms of the Cardinal Merger Agreement; and (viii) the existing employment contract between Cardinal and FANBP, on the one side, and Merle W. Helsel, on the other side, shall have been canceled and Mr. Helsel shall have entered into an agreement with SBI in accordance with the terms of the Cardinal Merger Agreement.

     Additionally, the obligations of SBI and SBI West to effect the Cardinal Merger are subject to satisfaction of the following conditions prior to the Cardinal Effective Time: (i) each of the representations and warranties of Cardinal and FANBP contained in the Cardinal Merger Agreement shall be true and correct in all material respects, each of Cardinal and FANBP shall have performed each of the covenants and agreements material to its operations and prospects contained in the Cardinal Merger Agreement, and certificates to such effect shall have been delivered to SBI and SBI West; (ii) S.R. Snodgrass, A.C., or such other accounting firm as is acceptable to the parties, shall have furnished to SBI an "agreed upon procedures" letter dated the Cardinal Effective Date, in form and substance satisfactory to SBI to the effect that, based upon a procedure performed with respect to the financial condition of Cardinal, FANBP and affiliates, for a period from December 31, 1997 to a specified date not more than five days prior to such letter, nothing has come to their attention that would indicate that there has been a change in the capitalization of Cardinal or FANBP on a consolidated basis, or any material adjustments would be required to the audited financial statements for the period ended December 31, 1997 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods; (iii) an opinion of counsel of Shumaker William's, P.C., special counsel to Cardinal and FANBP, shall have been delivered to SBI; (iv) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Cardinal or FANBP which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Cardinal or FANBP other than changes resulting from changes in banking laws or regulations or changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries; (v) SBI shall have received from each person identified by Cardinal to be an affiliate of Cardinal an executed counterpart of an affiliates agreement in the form contemplated by the Cardinal Merger Agreement; and (vi) except as otherwise provided in the Cardinal Merger Agreement, all issued and outstanding options, warrants or rights to acquire Cardinal Common Stock or any capital stock of FANBP shall have been canceled.

     The obligations of Cardinal and FANBP to effect the Cardinal Merger are subject to satisfaction of the following conditions prior to the Cardinal Effective Time: (i) each of the representations and warranties of SBI and SBI West contained in the Cardinal Merger Agreement shall be true and correct in all material respects, each of SBI and SBI West shall have performed each of the covenants and agreements material to its operations and prospects contained in the Cardinal Merger Agreement, and certificates to such effect shall have been delivered to Cardinal; (ii) an opinion of counsel of Morgan, Lewis & Bockius, LLP, counsel to SBI and SBI West, shall have been delivered to Cardinal; (iii) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of SBI or SBI West, which individually or in the aggregate, had or might reasonably be expected to result in a Material Adverse Effect on SBI or the SBI Subsidiaries (as defined in the Cardinal Merger Agreement) taken as a whole; (iv) Cardinal shall have received an updated opinion from Garland McPherson & Associates, Inc. dated as of a date no later than the date of the Proxy Statement/Prospectus mailed to the Cardinal shareholders in connection with the Cardinal Merger and not subsequently withdrawn, to the effect that the Cardinal Merger Consideration is fair to Cardinal's shareholders from a financial point of view; (v) the shares of SBI Common Stock to be issued in the Cardinal Merger shall have been authorized to be listed for quotation on NASDAQ's NMS; (vi) a certificate for the required number of whole shares of the SBI Common Stock, as determined in accordance with
Section 1.2 and Schedule 1.2 of the Cardinal Merger Agreement, and cash payable for the fractional shares interests, shall have irrevocably been delivered to Farmers First Bank, as Exchange Agent; (vii) no transaction or event involving SBI shall have occurred that would result in (A) a material change to the nature of the securities described in SBI's articles of incorporation as amended at SBI's 1998 annual meeting of shareholders, (B) a change in the identity of the legal entity of the issuer of the securities to be issued in the Cardinal Merger to holders of Cardinal Common Stock, or (C) SBI's ceasing to own a Material Subsidiary (as defined in the Cardinal Merger Agreement) accounting for 10% or more of SBI's total assets, provided SBI shall be permitted to reorganize or merge its Material Subsidiaries in any manner whatsoever within its bank holding company system; and (viii) the side letter (the "Side Letter") required by the Cardinal Merger Agreement shall have been executed. The Side Letter generally provides that (a) the current employees of FANBP will be retained after the Cardinal Merger in substantially the same positions and at current salary levels, subject to the ongoing needs of FANBP, or any successor, and changes in the future as may be appropriate, as determined by its governing body, and (b) SBI shall continue the separate corporate existence of FANBP as an operating subsidiary of SBI or a subsidiary of SBI until at least December 31, 2000, unless a majority of the continuing FANBP directors agree otherwise or an applicable regulatory agency recommends otherwise.

     Representations and Warranties.

     The representations and warranties of SBI, SBI West, Cardinal and FANBP are set forth in Article III of the Cardinal Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as contemplated by the Cardinal Merger Agreement; capitalization; subsidiaries; no violations of law; regulatory reports and financial statements; the absence of certain changes or events; the absence of material litigation not otherwise disclosed; the absence of regulatory actions; labor and employee benefits matters; environmental matters; board action; fees; compliance with laws; taxes; material contracts and agreements; regulatory and capital compliance; fully paid assessments; Year 2000 compliance except as otherwise disclosed; and information to be provided in the Proxy Statement/Prospectus. Cardinal and FANBP have made additional representations as to the status of title to assets; the adequacy of allowances for losses on loans; the inapplicability of certain anti-takeover provisions, the material interests of certain persons; insurance; dividends; books and records; fairness opinions; fidelity bonds; the condition of tangible assets; and loans by FANBP. On the Cardinal Effective Date, SBI, Cardinal and FANBP must each present to the other certificates evidencing the continued accuracy of the representations and warranties.

     Dissenters' Rights.

     In accordance with the provisions of Section 1571 et seq. of the BCL and
                                                       -------
applicable law, the Cardinal shareholders are entitled to exercise dissenters' rights in connection with the Cardinal Merger.

     Expenses.

     If the Cardinal Merger Agreement is terminated, in accordance with the terms of the agreement: (i) by the mutual, written consent of Cardinal and SBI;
(ii) by Cardinal or SBI in the event the Cardinal Merger is not consummated by December 31, 1998; (iii) by Cardinal if the Average Closing Price is greater than $40.00 per share; or (iv) by SBI if the Average Closing Price is less than $34.00 per share, it shall be without cost, expense or liability on the part of any party to the other party and the Cardinal Stock Option Agreement shall be null and void. If the Cardinal Merger Agreement is terminated by reason of the board of directors of Cardinal failing to make, withdrawing, modifying or changing its favorable recommendation described at Section 4.2 of the Cardinal Merger Agreement, other than as a result of a Material Adverse Change in SBI's financial condition, properties, assets, liabilities, business or results of operation and other than as a result of the failure of Cardinal's financial advisor to update its fairness opinion, Cardinal must pay to SBI, within two business days after the termination, a fee of one percent of the aggregate consideration that would be paid if the date of termination were the Cardinal Effective Date. In all other instances, termination of the agreement shall be without cost, liability or expense on the part of any party to the other parties, unless the breach of a representation, warranty or covenant is caused by the willful conduct or gross negligence of the party, in which event such party will be liable to the other parties for all out-of-pocket costs and expenses.


2.  First Capitol Merger Agreement.  The following is a summary of the terms and
    -------------------------------
conditions of the First Capitol Merger Agreement and the merger described therein (the "First Capitol Merger"). This summary is qualified in its entirety by reference to the full text of the First Capitol Merger Agreement which is filed as an exhibit to this Current Report on Form 8-K.

         General.

         Pursuant to the First Capitol Merger Agreement, SBI Interim Bank will merge with and into First Capitol, with First Capitol as the surviving entity (sometimes referred to as the "Surviving Bank"), as a result of which First Capitol will become a direct wholly-owned subsidiary of SBI. The name of the Surviving Bank will be "First Capitol Bank."

         At the effective time of the First Capitol Merger (the "First Capitol Effective Time), (i) the articles of incorporation and bylaws of SBI Interim Bank in effect immediately prior to the First Capitol Effective Time will be the articles of incorporation and bylaws of the Surviving Bank, and (ii) the directors and officers of First Capitol immediately prior to the First Capitol Effective Time will be the directors and officers of the Surviving Bank with such additions or deletions to which senior management of SBI and First Capitol shall mutually agree. Additionally, at the meeting of the SBI board of directors next following the First Capitol Effective Time, Owen O. Freeman, Jr., shall become a director of SBI.

         First Capitol Exchange Ratio; Exchange.

         As consideration for all of the outstanding capital stock of First Capitol, SBI has agreed to exchange the outstanding First Capitol common stock, par value $10.00 per share (the "First Capitol Common Stock"), for common stock of SBI, par value $2.00 per share (the "SBI Common Stock"), at the exchange rate (the "First Capitol Exchange Ratio") provided in the First Capitol Merger Agreement.

         At the First Capitol Effective Time, each share of First Capitol Common Stock issued and outstanding (other than shares the holders of which are exercising appraisal rights pursuant to the BCL and shares held by SBI other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of SBI Common Stock determined in conformity with the First Capitol Exchange Ratio, as set forth below:

         (i) So long as the Average Price Per Share of SBI Common Stock Before the First Capitol Closing (as herein defined) is between or including $32.00 and $42.00, then 1.352 shares of SBI Common Stock (the "First Capitol Merger Consideration") shall be exchanged for each of the outstanding shares of First Capitol Common Stock and the First Capitol Exchange Ratio shall be 1.352. The Average Price Per Share of SBI Common Stock Before the First Capitol Closing (the "Average Closing Price") will be determined by adding the price at which SBI Common Stock is reported to have closed by NASDAQ's NMS (or if SBI Common Stock is not quoted on NASDAQ's NMS then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the second business day preceding the date set for the First Capitol Closing, and dividing such total by ten.

         (ii) If the Average Closing Price is greater than $42.00, then 28,729,000 divided by the Average Closing Price shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding First Capitol Common Stock, and the First Capitol Exchange Ratio shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding First Capitol Common Stock divided by the total number of shares of First Capitol Common Stock outstanding on the First Capitol Effective Date (defined as the day on which the First Capitol Effective Time for the merger occurs). Notwithstanding the foregoing, First Capitol may terminate the First Capitol Merger Agreement upon written notice within one business day of such determination if the Average Closing Price is greater than $42.00.

         (iii) If the Average Closing Price is less than $32.00, then 21,889,000 divided by the Average Closing Price shall equal the total number of shares of SBI Common Stock to be exchanged for all of the outstanding First Capitol Common Stock, and the First Capitol Exchange Ratio shall be the total number of shares of SBI Common Stock to be exchanged for all of the outstanding First Capitol Common Stock divided by the total number of shares of First Capitol Common Stock outstanding on the First Capitol Effective Date. Notwithstanding the foregoing, SBI may terminate the First Capitol Merger Agreement upon written notice within one business day of such determination if the Average Closing Price is less than $32.00.

         As of the First Capitol Effective Time, each share of First Capitol Common Stock held by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled, and no exchange or payment will be made with respect thereto.

         The shares of common stock of SBI Interim Bank issued and outstanding immediately prior to the First Capitol Effective Time shall remain outstanding and unchanged after the merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Bank.

         If prior to the First Capitol Effective Time, the outstanding shares of SBI Common Stock are increased or decreased through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the First Capitol Exchange Ratio.

         Within five business days after the First Capitol Effective Time, SBI shall cause to be sent to each person who immediately prior to the First Capitol Effective Time was a holder of record of First Capitol Common Stock, transmittal materials and instructions for surrendering certificates for First Capitol Common Stock in exchange for the number of whole shares of SBI Common Stock to which such person is entitled pursuant to the First Capitol Exchange Ratio.

         No certificates for fractional shares of SBI Common Stock will be issued; rather, SBI will furnish to any holder of First Capitol Common Stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered in accordance with the First Capitol Exchange Ratio.

         First Capitol Stock Option Agreement.

         Concurrently with the execution and delivery of the First Capitol Merger Agreement, as a condition and an inducement to SBI's and SBI Interim Bank's willingness to enter into the agreement, First Capitol, SBI and SBI Interim Bank entered into a Stock Option Agreement dated April 16, 1998 (the "First Capitol Stock Option Agreement"), granting SBI an irrevocable option (the "First Capitol Option") to purchase from First Capitol up to 100,681 shares of First Capitol Common Stock, at a purchase price per share of 95% of the average price per share of First Capitol Common Stock during the 30 trading days immediately preceding the day prior to the announcement of a Purchase Event (as herein defined). The First Capitol Option may be exercised by SBI, in whole or in part, at any time or from time to time after the date of the First Capitol Stock Option Agreement and prior to earlier to occur of (i) the First Capitol Effective Time, or (ii) upon a Purchase Event (as defined below), the date six months following the event, provided that if an exercise notice has been given on or before the expiration of such six month period and the First Capitol Option cannot be exercised on such day because of an injunction or similar court order, the First Capitol Option shall expire on the tenth business day after such injunction or order has been dismissed or withdrawn.

         Under the First Capitol Stock Option Agreement, a Purchase Event means any of the following: (i) any person (other than SBI or a subsidiary of SBI) shall have commenced a tender offer or an exchange offer to purchase First Capitol Common Stock such that, upon consummation of such offer, the person could own or control ten percent or more of the outstanding First Capitol Common Stock; (ii) First Capitol shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than SBI or a subsidiary of SBI) to (a) merge or consolidate with First Capitol or enter into a similar truncation, (b) sell, lease or otherwise dispose of all or substantially all of the assets of First Capitol to such person, or (c) sell or otherwise dispose of securities representing ten percent or more of the voting power of First Capitol, and as to
(a), (b) and (c), the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the First Capitol Merger Agreement; (iii) any person (other than SBI or a subsidiary of SBI) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act or the right to acquire beneficial ownership, or a new group has been formed which beneficially owns, ten percent or more of the outstanding First Capitol Common Stock; or (iv) the shareholders of First Capitol shall have disapproved the First Capitol Merger after any person (other than SBI or a subsidiary of SBI) shall have publicly announced a proposal to acquire First Capitol by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and the same shall have been scheduled by First Capitol to close within 365 calendar days following the date of termination of the First Capitol Merger.

         The First Capitol Stock Option Agreement also grants SBI certain option share appreciation rights upon a Purchase Event, if requested by SBI and the First Capitol Stock Option Agreement has not expired. Upon such a request, First Capitol must pay to SBI an amount equal to the product of (i) the excess, if any of, (a) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of First Capitol Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of First Capitol Common Stock then outstanding, over (b) the purchase price, multiplied by (ii) the total number of First Capitol Option shares as to which the First Capitol Option has not yet been exercised. If such appreciation rights are paid to SBI, all other rights of SBI under the First Capitol Stock Option Agreement shall be extinguished (but the rights of SBI under the First Capitol Merger Agreement shall not be affected).

         Warrant Substitution Agreement.

         Concomitant with the execution of the First Capitol Merger Agreement, First Capitol, National Penn Investment Company ("National Penn") and David A. Friedman ("Friedman") executed a Warrant Substitution Agreement, dated April 16, 1998 (the "Warrant Substitution Agreement"). Pursuant to the agreement, Friedman agreed to forbear from exercising his warrants to acquire 11, 250 shares of First Capitol Common Stock (the "Friedman Warrant") until the earliest to occur of (i) termination of the First Capitol Merger Agreement for a reason other than the First Capitol Closing (as defined below); (ii) December 10, 1998 if the First Capitol Closing has not been scheduled to occur prior to December 31, 1998, or (iii) the First Capitol Closing. Upon the occurrence of the events described in (i) and (ii) in the preceding sentence, Friedman shall be released from the provisions of the Warrant Substitution Agreement. Upon the First Capitol Closing, SBI shall transfer and convey to Friedman, as part of the First Capitol Merger Consideration, 9,206 shares of SBI Common Stock representing the value of the Friedman Warrant (the "Warrant Consideration"). Upon payment of the Warrant Consideration, the Friedman Warrant shall be canceled.

         The Warrant Substitution Agreement also provides, that upon payment of the Warrant Consideration, at the First Capitol Closing, SBI shall transfer and convey to National Penn, as part of the First Capitol Merger Consideration, 2,056 shares of SBI Common Stock representing the value of the shares of First Capitol Common Stock which National Penn could have acquired pursuant to an agreement between National Penn and First Capitol dated July 25, 1988 (the "Preemptive Rights Agreement") upon full exercise of the Friedman Warrant. Upon delivery of such shares of SBI Common Stock, all rights and interests of National Penn in and under the Preemptive Rights Agreement shall be terminated and the agreement shall be canceled.

     Notwithstanding the foregoing, the Warrant Substitution Agreement also provides that if at any time prior to the First Capitol Closing, SBI shall enter into an agreement which provides that SBI shall merge or consolidate with any other entity or that SBI shall sell a material subsidiary to an entity not affiliated with SBI (herein, collectively, a "SBI Acquisition Agreement"), then Friedman shall have the right, during the Break Period (as herein defined), to provide notice to the other parties that he intends to exercise his rights under the Friedman Warrant, and all the parties to the Warrant Substitution Agreement shall be released from the terms of the Warrant Substitution Agreement and the agreement shall be canceled and of no further force and effect. The "Break Period" is defined under the Warrant Substitution Agreement to mean the period beginning the business day following the public announcement of a SBI Acquisition Agreement and ending the earlier to occur of (i) ten business days there following, or (ii) one business day prior to the date announced for the First Capitol Closing.

     Dividends.

     The First Capitol Merger Agreement provides that First Capitol shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock except that it shall have the right, after January 1, 1999, to declare and pay a dividend corresponding in amount and timing with past practice.

     Closing; Effective Date; Termination.

     The First Capitol Merger Agreement provides that the closing (the "First Capitol Closing") will occur at such time and place, and on such date following three business days notice to First Capitol, as shall be agreed upon by the parties, but no later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the First Capitol Merger, and
(iii) all shareholder approvals required by the parties pursuant to the First Capitol Merger Agreement are received. Immediately following the First Capitol Closing, and provided the First Capitol Merger Agreement has not been terminated or abandoned pursuant to Article VI of the First Capitol Merger Agreement, SBI Interim Bank and First Capitol Bank will request that the Department of Banking cause articles of merger ("First Capitol Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The First Capitol Merger shall become effective at the time specified by the Department of Banking in its transmittal to the Department of State, which, at the request of SBI, shall be at 12:01 a.m. on the business day of the First Capitol Closing.

     The First Capitol Merger Agreement provides that, whether before or after its approval by the shareholders of First Capitol, it may be terminated and the transactions contemplated in the First Capitol Merger Agreement abandoned at any time prior to the First Capitol Effective Date (i) by the mutual, written consent of SBI and First Capitol, if the board of directors of each so determines by majority vote of the members of the entire board; (ii) by First Capitol in the event (a) of a material breach by SBI of any representation, warranty, covenant or agreement contained in the First Capitol Merger Agreement which is not cured within 30 days after written notice of such breach is given to SBI by First Capitol or (b) by written notice to SBI that any condition precedent to First Capitol's obligations as set forth in the Article V of the First Capitol Merger Agreement has not been met or waived by First Capitol at such time as such condition can no longer be satisfied, or (c) the board of directors of First Capitol fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2 of the First Capitol Merger Agreement or (d) the board of directors of First Capitol recommends to the shareholders of

First Capitol that an Acquisition Proposal (as defined in the First Capitol Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of First Capitol than the First Capitol Merger; (iii) by SBI in the event (a) of a material breach by First Capitol of any representation, warranty, covenant or agreement contained in the First Capitol Merger Agreement which is not cured within 30 days after written notice of such breach is given to First Capitol by SBI or (b) any condition precedent to SBI's obligations as set forth in Article V of the First Capitol Merger Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied; (iv) by First Capitol, by giving written notice of such election to SBI within one business day following a determination that the Average Closing Price is greater than $42.00 per share at the time such calculation is required to be made pursuant to the First Capitol Merger Agreement; (v) by SBI, if it chooses to give written notice of such election within one two business day following a determination that the Average Closing Price is less than $32.00 per share; or (vi) by SBI or First Capitol if the First Capitol Merger and the transactions described in the First Capitol Merger Agreement are not consummated by March 31, 1999, unless the parties agree to extend the time by which such closing must occur.

     Waiver; Amendment.

     Prior to the First Capitol Effective Time, any provision of the First Capitol Merger Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the First Capitol Merger Consideration or otherwise have the effect of prejudicing the First Capitol shareholders' interest in the First Capitol Merger Consideration following the First Capitol Shareholders' Meeting (as defined in the First Capitol Merger Agreement).

     Conditions Precedent.

     In addition to the approval by the First Capitol shareholders, the First Capitol Merger is contingent upon the satisfaction of a number of conditions, including, among others, (i) all required approvals, consents, or waivers, including without limitation, approval by the Board of Governors of the Federal Reserve System and the Department of Banking, and all applicable statutory waiting periods shall have expired except those approvals for which failure to obtain would not, individually or in the aggregate, have a Materially Adverse Effect (as defined in the First Capitol Merger Agreement) on SBI or First Capitol; (ii) all other requirements prescribe by law which are necessary to the consummation of the transactions contemplated by the First Capitol Merger Agreement shall have been satisfied; (iii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which would enjoin or prohibit the consummation of the First Capitol Merger, or any litigation or proceeding pending against SBI or First Capitol or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the First Capitol Merger Agreement; (iv) the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental authority which would prohibit, restrict or make illegal consummation of the First Capitol Merger; (v) the First Capitol Merger shall meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, (vi) the Registration Statement (as defined in the First Capitol Merger Agreement) shall have been filed by SBI with the SEC under the Securities Act and shall have been declared effective prior to the time the Proxy Statement/Prospectus (as defined in the First Capitol Merger Agreement) is first mailed to the shareholders of First Capitol, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued, and the SBI Common Stock to be issued pursuant to the First Capitol Merger Agreement shall have been registered or qualified under the securities or "blue sky" laws in all states in which such action is required; (vii) a ruling from the Internal Revenue Service, or an opinion of counsel of Morgan, Lewis & Bockius LLP, regarding the tax consequences of the First Capitol Merger, shall have been delivered in accordance with the terms of the First Capitol Merger Agreement; and (viii) all litigation pending against First Capitol which, individually or in the aggregate, would have a Material Adverse Effect on First

Capitol's consolidated operations, shall have been settled or otherwise resolved on terms satisfactory to SBI and First Capitol.

     Additionally, the obligations of SBI and SBI Interim Bank to effect the First Capitol Merger are subject to satisfaction of the following conditions prior to the First Capitol Effective Time: (i) each of the representations and warranties of First Capitol contained in the First Capitol Merger Agreement shall be true and correct in all material respects, First Capitol shall have performed each of the covenants and agreements material to its operations and prospects contained in the First Capitol Merger Agreement, and certificates to such effect shall have been delivered to SBI and SBI Interim Bank; (ii) KMPG Peat Marwick LLP, or such other accounting firm as is acceptable to the parties, shall have furnished to SBI an "agreed upon procedures" letter dated the First Capitol closing Date, in form and substance satisfactory to SBI to the effect that, based upon a procedure performed with respect to the financial condition of First Capitol, for a period from December 31, 1997 to a specified date not more than five days prior to such letter, nothing has come to their attention that would indicate that there has been a change in the capitalization of First Capitol on a consolidated basis, or any material adjustments would be required to the audited financial statements for the period ended December 31. 1997 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods; (iii) an opinion of counsel of Saul, Ewing, Remick & Saul LLP, counsel to First Capitol, shall have been delivered to SBI; (iv) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of First Capitol which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on First Capitol other than changes resulting from changes in banking laws or regulations or changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries; (v) SBI shall have received from each person identified by First Capitol to be an affiliate of First Capitol an executed counterpart of an affiliates agreement in the form contemplated by the First Capitol Merger Agreement; (vi) except as otherwise provided in the First Capitol Merger Agreement, all issued and outstanding options, warrants or rights to acquire First Capitol Common Stock or any capital stock of FANBP shall have been canceled; (vii) concomitant with the signing of the First Capitol Merger Agreement, each of the directors of First Capitol and National Penn shall have executed in favor of and delivered to SBI, a voting agreement ("Voting Agreement"), pursuant to which each shall agree, among others, to take such action as shall be necessary to cause the shares of First Capitol Common Stock owned by them to be voted in favor of the First Capitol Merger Agreement and the First Capitol Merger; and (viii) concomitant with the signing of the First Capitol Merger Agreement, the parties to the Warrant Substitution Agreement shall have executed the same.

     The obligations of First Capitol to effect the First Capitol Merger are subject to satisfaction of the following conditions prior to the First Capitol Effective Time: (i) each of the representations and warranties of SBI contained in the First Capitol Merger Agreement shall be true and correct in all material respects, SBI shall have performed each of the covenants and agreements material to its operations and prospects contained in the First Capitol Merger Agreement, and a certificate to such effect shall have been delivered to First Capitol; (ii) an opinion of counsel of Morgan, Lewis & Bockius, LLP, counsel to SBI and SBI Interim Bank, shall have been delivered to First Capitol; (iii) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of SBI, which individually or in the aggregate, had or might reasonably be expected to result in a Material Adverse Effect on SBI other than such changes resulting from (A) changes in banking laws or regulations, or (B) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries; (iv) First Capitol shall have received an updated opinion from Danielson Associates, Inc. dated as of a date no later than the date of the Proxy Statement/Prospectus mailed to the First Capitol shareholders in connection with the First Capitol Merger and not subsequently withdrawn, to the effect that the First Capitol Merger Consideration is fair to First Capitol's shareholders from a financial point of view; (v) the shares of SBI Common Stock to be issued in the First Capitol Merger shall have been authorized to be listed for quotation on NASDAQ's NMS; or (vi) a transaction or event involving SBI or any SBI subsidiary shall have occurred or be pending that would result in (A) a change to the nature of the securities described in SBI's articles of incorporation, (B) a change in the identity of the legal entity of the issuer of the securities to be issued in the First Capitol Merger to holders of First Capitol Common Stock, or (C) SBI's ceasing to own a Material Subsidiary (as defined in the First Capitol Merger Agreement).

     Representations and Warranties.

     The representations and warranties of SBI, SBI Interim Bank, First Capitol are set forth in Article III of the First Capitol Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as contemplated by the First Capitol Merger Agreement; capitalization; subsidiaries; no violations of law; regulatory reports and financial statements; the absence of certain changes or events; the absence of material litigation not otherwise disclosed; the absence of regulatory actions; employee benefits matters; environmental matters; board action; fees; compliance with laws; taxes; material contracts and agreements; regulatory and capital compliance; fully paid assessments; Year 2000 compliance except as otherwise disclosed; and information to be provided in the Proxy Statement/Prospectus. First Capitol has made additional representations as to the status of title to assets; the adequacy of allowances for losses on loans; the inapplicability of certain anti-takeover provisions, the material interests of certain persons; insurance; dividends; books and records; labor matters; fairness opinions; fidelity bonds; the condition of tangible assets; and loans by First Capitol.
On the First Capitol Effective Date, SBI, SBI Interim Bank and First Capitol must each present to the other certificates evidencing the continued accuracy of the representations and warranties.

     Dissenters' Rights.

     In accordance with the provisions of Sections 1607 and 1222 of the Pennsylvania Banking Code and Section 1571 et seq. of the BCL and applicable
                                           -------
law, the First Capitol shareholders are entitled to exercise dissenters' rights in connection with the First Capitol Merger.

     Expenses.

     If the First Capitol Merger Agreement is terminated, in accordance with the terms of the agreement: (i) by the mutual, written consent of First Capitol and SBI; (ii) by First Capitol or SBI in the event the First Capitol Merger is not consummated by March 31, 1999; (iii) by First Capitol if the Average Closing Price is greater than $42.00 per share; or (iv) by SBI if the Average Closing Price is less than $32.00 per share, it shall be without cost, expense or liability on the part of any party to the other party. If the First Capitol Merger Agreement is terminated by reason of the board of directors of First Capitol failing to make, withdrawing, modifying or changing its favorable recommendation described at Section 4.2 of the First Capitol Merger Agreement as a result of a Material Adverse Change in SBI's financial condition, properties, assets, liabilities, business or results of operation or the failure of First Capitol's financial advisor to update its fairness opinion, it shall be without cost, expense or liability on the part of First Capitol to any other party. If the First Capitol Agreement is terminated by First Capitol because the board of directors of First Capitol (a) failed to make, withdrew, or changed its favorable recommendation to the First Capitol shareholders to approve the First Capitol Merger Agreement and the transactions contemplated thereby, or (b) recommends to the First Capitol shareholders that an Acquisition Proposal (as defined in the First Capitol Merger Agreement) is more favorable, from a financial point of view, to the Capitol shareholders than the First Capitol Merger, then First Capitol must pay to SBI, within two business days after the termination, a fee of $500,000. In all other instances, termination of the agreement shall be without cost, liability or expense on the part of any party to the other parties, unless the breach of a representation, warranty or covenant is caused by the willful conduct or gross negligence of the party, in which event such party will be liable to the other parties for all out-of-pocket costs and expenses.

Item 7.  Financial Statements and Exhibits.

              (c)  Exhibits.  Reference is made to the Exhibit Index annexed
                   --------
              hereto and made a part hereof.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUSQUEHANNA BANCSHARES, INC.



Date:  April 28, 1998                   By: /s/ Robert S. Bolinger
                                            ------------------------------------
                                                Robert S. Bolinger
                                                President and Chief Executive
                                                         Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit
-------

2            Plan of Acquisition, Reorganization, Arrangement, Liquidation or
                    Succession

                    2.1 Agreement and Plan of Affiliation Dated as of the 13th Day of April, 1998, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares West, Inc., Cardinal Bancorp, Inc. and First American National Bank of Pennsylvania

                           Schedule 1.2 Exchange Provisions

                           The Disclosure Annexes to the above-referenced
                    Agreement are omitted. Pursuant to paragraph (2) of Item 601(b) of Regulation S-K, the Registrant agrees to furnish a copy of such schedules to the Commission upon request.

                    2.2 Agreement and Plan of Affiliation Dated as of the 16th Day of April, 1998, By and Among Susquehanna Bancshares, Inc., Susquehanna Interim Bank, and First Capitol Bank

                           Schedule 1.2 Exchange Provisions

                           The Disclosure Annexes to the above-referenced
                    Agreement are omitted. Pursuant to paragraph (2) of Item 601(b) of Regulation S-K, the Registrant agrees to furnish a copy of such schedules to the Commission upon request.

99           Press Release

                    99.1 Press Release of the Registrant, Dated April 14, 1998, Regarding the Execution of the Cardinal Merger Agreement

                    99.2 Press Release of the Registrant, Dated April 16, 1998, Regarding the Execution of the First Capitol Merger Agreement